EXHIBIT 10.11

INVESTMENT AGREEMENT

No: JY-0610-0091

Fuzhou City Jiangyin Industry District Management Committee

Article I Generals

Section 1.01 Parties
Party A: Fuzhou City Jiangyin Industry District Management Committee
Party B: Fujiang Zhongde Technology Co., Ltd.

According to “ Contract Decree of People’s Republic of China” and “ Land Laws of People’s Republic of China” and other laws and the programming of Fuzhou Jiangyin Industry District.

Section 1.02 Party B considers the industry district is suitable for the investing item through research, based on the Industry Favorable Policy and development trend. Party A would like to support this investment.

Section 1.03 Party B plan to set up a new plant of Biodiesel Production, total investment is $20,000,000 Dollar, and the annual revenue would achieve $71,250,000 dollar, and the tax income will achieve $3,750,000 dollar.

Article II Land Delivery and Custom Payment

Section 2.01 The No.G12 Land of Jiangyin Industry District is about 112,744 sq.m.
And according to the red-line and “National Land Use of People’s Republic of China”. Party B clarify the land status.

Section 2.02 It’s ensured to be Industry Use Land. The Term of Use is 50 years, since the date of issuing “Land Use Certificate”.

Section 2.03 Party A agree to deliver the land since Party B pay the first payment.
Party A provide the land, Party B afford all the expense of building.

Section 2.04 The Facility is planned to be established in 13 months. The price of practically part is RMB 126,000 yuan per unit of area. And the total actual transfer amount is RMB 16,039,800 yuan. The price of public land is RMB 60,000 yuan, the total public land transfer amount is RMB 2,509,200 yuan. The whole transfer amount is RMB 18,549,000 yuan. The exact payment is in term of actually acreage.

Section 2.05 Party B plan to complete the payment in 3 periods.

First Period. Party B pay RMB 9,274,500 yuan (50% of the total expense) to Party A in first 10 days since the date of signing the agreement.
Second Period. Party B pay RMB 556,470 yuan (30% of the total expense) to Party A in first 3 months since the date of signing the agreement.
Third Period. Party B pay RMB 370,980 yuan (20% of the total expense) to Party A in first 6 months since the date of signing the agreement.

Section 2.06 Party A Provide the Programming Red-line Map to Party B in 15 days since the date of receiving the 1st payment.

Section 2.07 Party B Mark the land circumscription and not allowed to move it, Party B responsible for it and shall recite the situation if the circumscription is destroyed.

Section 2.08 Party B apply the Land Register and “Land Use Certificate” after pay whole transfer fare and 25% investing payment. Party A charge Party B’s affairs by volunteer.

Article III Construction and Production

Section 3.01 Party B set up the new buildings in term of programming of government. Party B authorized Environment Report and ensure the waste management achieve the Waste standard.

Section 3.02 Party B build the establishment in term of related regulations. Party B consent to lay the line and pipeline throughout the land for public.

Section 3.03 Party B start to construct in 1st month since the date of signing the agreement. And put into producing in 12 months.

Section 3.04 Party B use the land in term of regulations. Party B compensate if Party B damage the environment.

Section 3.05 Government keep the right to re-adjust the City Programming. The primary building out of impact, but it need apply if Party B require any changes or reset .

Section 3.06 Party B provide Party A the construction Schedule in 10 days since the date of Party B get the “Construction Certificate”.

Section 3.07 Party B register new company in Jiangyin Industry District. Party B complete the procedure of issuing the “Fujian Zhongde Chemical Co., Ltd.”, the register capital is $15,000,000 dollar.

Section 3.08 Party B’s Business in term of related regulations.

Section 3.09 Party A charge Party B’s affairs by volunteer, Party B afford all the expense.

Section 3.10 Party B take all the industry district favorable policy.

Section 3.11 The operation of Party B under the rules of Jiangyin Industry District.

Article IV Transfer, Lease, Mortgage of Land Use

Section 4.01 Party B have the right to transfer, lease and mortgage the land after pay all the transfer fare. But Party A have the right the confirm when the 1st transfer happen.

Section 4.02 Two parties of transferring and mortgage of Land Use shall sign the agreement. Both parties of the lease shall sign agreement if the lease term over 6 months.

Section 4.03 All the attachment and buildings follow the transfer, lease and mortgage agreement.

Section 4.04 Both Parties of the transfer, lease and mortgage bring the agreement to register at local land management office.

Article V Expiration

Section 5.01 Party A can not take back the land use right before the expiration. Party A compensates Party B in term of Special Occasion.

Section 5.02 Party B submits application to Party A one year before the expiration. Party B re-signs the agreement and pays the land use fare under Party A’s consent.

Section 5.03 In the Instance of Party B don’t submit the re-sign Application or Party A veto the application, Party A have the right to take back the land use.

Section 5.04 Party B keeps the normal function of building and other establishment if Party B does not apply the re-sign agreement. Party A has the right to ask Party B remove the building and establishment.

Section 5.05 In the instance of Party B do not get the approval of Re-sign application, Party A compensate Party B based on the remnant buildings and establishment.

Article VI Force Majeure

Section 6.01 Any Party is irresponsible for the damage incurred by force majeure. Any party is responsible for delaying or incurring the damage.

Section 6.02 The Party come along with the force majeure inform other party in 18 hours by mail, express, fax or any other recite message. And report the delay or irresponsible reason to other party by recite report.

Article VII Breach of faith

Section 7.01 Party B keep the right to end the agreement if Party A can not provide the red-line map, and Party A have to compensate the interest of the paid transfer expense.

Section 7.02 Party B pay 2‰ of the expense which is not paid as late fee in the instance of delaying. Party A keep the right to end the contract, take back land and red-line map under the situation which the delay term over 1 month. Party A do not compensate the damage of Party B, and the subscription will be the breach fare.

Section 7.03 Party A pay 2‰ of the expense which is paid as compensation to Party B in the instance of delaying to provide the land. Party B keep the right to end the contract under the situation which the delay term over 1 month. Party A shall compensate double subscription and pay back other transfer fare.

Section 7.04 Party B ensure the construction schedule follow the terms in the contract.

1.
Party B compensate Party B in the instance of delaying the schedule. Compensation rate is 5% in the first 2 months, RMB20,000 yuan per unit of area over 2 months, RMB 30,000yuan per unit of area over 6 months. And deal with in term of related laws in the instance of delaying over 1 year.

2.
Party B could submit postpone application 15 days before, and the max delay term is 3 months. Party B is irresponsible with Party A’s approval, Party B afford the breach responsibility according to Section 7.04.1 after the postpone term expiration.

3.	Party A withdraw the land in the instance of Party B delay 2 years, all the paid fare is considered as compensation to Party A. Except the instance of force majeure and government behavior.
4.	Party A take the 3‰ of total transfer fare per day until Party B implementation the section 3.07.

Section 7.05 Party A shall be responsible for not provide the eligible land, and shall compensate Party B’s Loss.

Section 7.06 Party B shall be responsible for illegal operation, and this agreement shall end automatically.

Article VIII Governing Law

Section 8.01 This agreement shall be construed in accordance with and governed by Laws of People’s republic of China.

Section 8.02 All the dispute which not solved by both parties hereto shall be litigated to court.

Article IX Miscellaneous

Section 9.01 This agreement shall be effective after both parties hereto subscription.

Section 9.02 Party B’s responsibilities shall transfer to registered company herein Section 3.05. There are 6 copies, Party A hold 3 copies, Party B hold 2 copies, Fuqing National Land Bureau keep 1 copy.

Section 9.03 This agreement subscripted at Fuzhou Jiangyin Industry District in Dec. 25th, 2006.

Section 9.04 This agreement maybe amended as appendix by both parties herein.

IN WITNESS WHEREOF, the parties undersigned have executed this Agreement as of the date first written above.

Party A: Fuzhou City Jiangyin Industry District Management Committee (Seal)
Legal Representaive: You Meixing (seal)    /s/ You Meixing

Tel: 0591-8596 6275    Fax: 0591- 8596 1665    P.C.:350309
Account Bank: Jiangyin office of Fuqing Branch of China Bank
Account No.: 8115 0879 3508 0910 01
Account Name: Fuzhou City Jiangyin Industry District Management Committee

Party B: Fujian Zhongde Technology Co., Ltd. (seal)
Legal Representative: Ou Taiming (signature)    /s/ Ou Taiming
Tel: 0591-    Fax: 0591-    P.C.:
Account Bank:
Account No.:
Account Name:

Date: Dec. 25th, 2006